CUSIP No. 374393106	13D	Page 10 of 11 Pages

EXHIBIT A

SCHEDULE 13D JOINT FILING AGREEMENT

     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned hereby agree as follows:

          (i)     Each of the is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii)     Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: May 19, 2004

FRONTENAC VIII LIMITED PARTNERSHIP

By:	Frontenac VIII Partners, L.P.
Its: General Partner

By:	Frontenac Company VIII, L.L.C.
Its: General Partner

By:	/s/ Karen C. Fanelli

Karen C. Fanelli, under Power of
Attorney for Frontenac Company VIII, L.L.C.

FRONTENAC MASTERS VIII LIMITED PARTNERSHIP

By:	Frontenac VIII Partners, L.P.
Its: General Partner

By:	Frontenac Company VIII, L.L.C.
Its: General Partner

By:	/s/ Karen C. Fanelli

Karen C. Fanelli, under Power of
Attorney for Frontenac Company VIII, L.L.C.

Page 10 of 11 Pages

CUSIP No. 374393106	13D	Page 11 of 11 Pages

FRONTENAC VIII PARTNERS, L.P.

By:	Frontenac Company VIII, L.L.C.
Its: General Partner

By:	/s/ Karen C. Fanelli

Karen C. Fanelli, under Power of
Attorney for Frontenac Company VIII, L.L.C.

FRONTENAC COMPANY VIII, L.L.C.

By:	/s/ Karen C. Fanelli

Karen C. Fanelli, under Power of
Attorney for Frontenac Company VIII, L.L.C.

Page 11 of 11 Pages